Exhibit 21

Central And South West Corporation
Subsidiaries Of The Registrant
As Of December 31, 1995

Company Name
Business Conducted Under Same Name            State or Jurisdiction of
                                              Incorporation

Central Power and Light Company               Texas
539 North Carancahua Street
Corpus Christi, Texas  78401-2802

Public Service Company of Oklahoma            Oklahoma
212 East 6th Street
Tulsa, Oklahoma  74119-1212

Southwestern Electric Power Company           Delaware
428 Travis Street
Shreveport, Louisiana  71156-0001

West Texas Utilities Company                  Texas
301 Cypress Street
Abilene, Texas  79601-5820

SEEBOARD, plc                                 United Kingdom
Registered Office
Forest Gate, Brighton Road
Crawley, West Sussex  RH11 9BH

Transok, Inc.                                 Oklahoma
110 West 7th Street
Tulsa, Oklahoma  74119-1044

Central and South West Services, Inc.         Texas
2 West Second Street
Tulsa, Oklahoma  74103-3102
      and
1616 Woodall Rodgers Freeway
Dallas, Texas  75202-1234

CSW Communications, Inc.                      Delaware
1705  South Capital of Texas Highway
Suite 400
Austin, Texas  78746

CSW Credit, Inc.                              Delaware
1616 Woodall Rodgers Freeway
Dallas, Texas  75202-1234

CSW Energy, Inc.                              Texas
1616 Woodall Rodgers Freeway
Dallas, Texas  75202-1234

CSW International, Inc.                       Delaware
1616 Woodall Rodgers Freeway
Dallas, Texas 75202-1234

CSW Leasing, Inc.                             Delaware
1616 Woodall Rodgers Freeway
Dallas, Texas  75202-1234

EnerShop Inc.                                 Delaware
1616 Woodall Rodgers Freeway
Dallas, Texas 75202-1234